Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT

TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

NEFF RENTAL LLC
NEFF FINANCE CORP.

11¼% Second Priority Senior Secured Notes due 2012

CUSIP No. 640096 AB 9
ISIN No. US640096AC96
No. 003	$ [ ]

Neff Rental LLC, a Delaware limited liability company and Neff Finance Corp., a Delaware corporation, jointly and severally, promise to pay to [     ], or its registered assigns, the principal sum of [     ] Dollars ($[     ]) on June 15, 2012.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:  July 8, 2005

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Dated:  July 8, 2005

NEFF RENTAL LLC

by
Name:
Title:

NEFF FINANCE CORP.

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by
Authorized Signatory

11¼% Second Priority Senior Secured Notes due 2012

1.                                       Interest

Neff Rental LLC, a Delaware limited liability company and Neff Finance Corp., a Delaware corporation (such Persons, and their respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at a rate per annum of 11¼%; provided, however, that (unless (a) this Note has been transferred pursuant to an effective Shelf Registration Statement or (b) after the second anniversary of the Issue Date, the Trustee has received an Officer’s Certificate certifying that no Initial Notes are subject to transfer restrictions under the Securities Act) if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each subsequent consecutive 90-day period that occurs after the date on which such Registration Default occurs, up to a maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.  The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2005.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

The Issuers will pay interest (including Additional Interest, if any) on the Notes to the Persons who are registered holders of Notes at the close of business on the June 1st or December 1st next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent,

Registrar or co-registrar without notice.  Neff Rental LLC or any of its domestic Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Issuers issued the Notes under an Indenture dated as of July 8, 2005 (the “Indenture”), among the Issuers, the Guarantor and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Notes are secured obligations of the Issuers, including any Additional Notes that may be issued after the Issue Date.  The Indenture contains covenants that, among other things, limit the ability of Neff Rental LLC and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets; engage in sale/leaseback transactions; and impair the security interest with respect to the Collateral for the benefit of the Holders of the Notes.  These covenants are subject to important exceptions and qualifications contained in the Indenture and in the Intercreditor Agreement.

5.                                       Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Notes.

On and after June 15, 2009, the Issuers shall be entitled at their option on one or more occasions to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price
2009	105.625%

2010	102.813%

2011 and thereafter	100.000%

In addition, prior to June 15, 2009, the Issuers shall be entitled at their option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

At any time prior to June 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the principal amount of Notes issued under the Indenture at a redemption price for each redeemed Note equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held directly or indirectly by the Issuers and their Affiliates); and provided further that such redemption shall occur within 90 days after the consummation of any such Equity Offering.

6.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.                                       Put Provisions

The occurrence of any Change of Control will constitute an Event of Default under the Indenture unless the Issuers (i)(A) make an offer within 30 days following such Change of Control to all holders of the Notes to purchase all the Notes properly tendered (a “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);

and (B) purchase all the Notes properly tendered in accordance with the Change of Control Offer or (ii) exercise their right, within 30 days following such Change of Control, to redeem all the Notes as described under Paragraph 5 of this Note.

8.                                       Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

9.                                       Security

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Note Security Documents, such security interest to be second in priority to security interests granted for the benefit of holders of Priority Lien Obligations.  The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Note Security Documents.  Each Holder, by accepting this Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Note Security Documents, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.                                 Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 thereafter.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11.                                 Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.                                 Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time shall be entitled to terminate some or all of their and the Guarantors’ obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or, in certain cases, non-callable Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Note Security Documents and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes.  Subject to certain exceptions set forth in the Indenture and the Intercreditor Agreement, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency, or (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, or (iii) to comply with Article 5 or Article 11 of the Indenture, or (iv) to add additional covenants or surrender rights and powers conferred on the Issuers or the Guarantors, or (v) to make any change that does not adversely affect the rights of any Holder of Notes, or (vi) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or (vii) to make certain changes to the Indenture to provide for the issuance of Additional Notes, or (viii) to add guarantees with respect to the Notes, including Guarantees, or to release Guarantees when permitted or required under the Indenture, or (ix) to appoint a successor Trustee, or (x) to add additional assets as Collateral, or (xi) to make amendments to provisions of the Indenture relating to the transfer and legending of the Notes, or (xii) to release Collateral when permitted or required under the Indenture or the Note Security Documents, or (xiii) make, complete or confirm any grant of Collateral permitted or required under the Indenture or the Note Security Documents, or (xiv) to conform the text of the Indenture or the Notes to any provision in the Offering Circular under the caption “Description of the Notes” to the extent such provision was intended to be a verbatim recitation of a provision of the Indenture or these Notes.

15.                                 Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption pursuant to Paragraph 5 of the Notes or otherwise, or failure by the Issuers to redeem or purchase Notes when required; (c) failure by the Issuers to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers or any Restricted Subsidiary of Neff Rental LLC if the amount accelerated (or so unpaid) exceeds $25.0 million in the aggregate at any time; (e) certain judgments or decrees for the payment of money in excess of $25.0 million; (f) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries of Neff Rental LLC; (g) certain defaults with respect to Guarantees; and (h) certain defaults relating to the Collateral under the Note Security Documents.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all such Notes to be due and payable immediately, subject to certain conditions set forth in the Indenture.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.                                 Trustee Dealings with the Issuers

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.                                 No Recourse Against Others

A past, present or future director, officer, employee or stockholder, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers under the Notes, any Guarantee, the Indenture or the Note Documents or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

18.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes.  No representation is made as to the accuracy of such numbers either as printed on Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.                                 Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

22.                                 Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

23.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

Neff Rental LLC
3750 N.W. 87th Avenue
Suite 400
Miami, FL 33178
Attention:  Mark H. Irion

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐                                    to the Issuers; or

1.                                       ☐                                    pursuant to an effective registration statement under the Securities Act of 1933; or

2.                                       ☐                                    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

3.                                       ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

4.                                       ☐                                    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

5.                                       ☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.